Exhibit 10.4

PURCHASER SUBSCRIPTION LETTER FOR
CERTIFICATED NOTES

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Corporate Trust Services – JMP Credit Advisors CLO II Ltd.

With a copy to:

U.S. Bank National Association, as Trustee
190 South LaSalle Street, 8th Floor
Chicago, Illinois 60603
Attention: Corporate Trust Services – JMP Credit Advisors CLO II Ltd.

Re:  JMP Credit Advisors CLO II Ltd. (the "Issuer"); Subordinated Notes due April 30, 2023

Reference is hereby made to the Indenture, dated as of April 30, 2013 among the Issuer, JMP Credit Advisors CLO II LLC (the "Co-Issuer" and together with the Issuer, the "Co-Issuers"), and U.S. Bank National Association, as Trustee (the "Indenture").  Capitalized terms not defined in this Certificate shall have the meanings ascribed to them in the Offering Circular of the Issuer or the Indenture.

This letter (this "Agreement") relates to U.S. $23,800,000 aggregate outstanding principal amount of Subordinated Notes (the "Notes"), in the form of one or more certificated Subordinated Notes to effect the transfer of the Notes to JMP Credit Corporation (the "Investor").  The Investor, intending to be legally bound, hereby subscribes to acquire the aggregate principal amount of Notes set forth on the signature page hereto, at a purchase price (expressed as a percentage of par) for such Notes set forth on the signature page hereto.  Such acquisition shall occur on the date upon which the Issuer issues the Notes, which shall occur on April 30, 2013, unless a later date shall be mutually agreed upon by the Issuer and the Investor.  This subscription by the Investor is irrevocable except as indicated under the caption "Important information regarding offers and sales of the Notes" on page viii of the Second Preliminary Offering Circular dated March 28, 2013, relating to the offering by the Co-Issuers of certain notes described therein.  The Investor understands and agrees that the Issuer reserves the right to accept or reject, or revoke any acceptance of, this subscription for the Notes, in whole or in part, any time prior to the Closing Date.

The Investor, if not an individual, represents that:

(a)           It is duly organized, validly existing and in good standing under the law of the jurisdiction of its organization.

(b)           It has the full power and authority to execute and deliver this Agreement and it has taken all necessary action to authorize such execution, delivery and performance, and this Agreement has been duly executed and delivered by the Investor.

(c)           This Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

(d)           There are no legal or arbitral proceedings or any proceedings by or before any governmental authority, now pending or (to the knowledge of the Investor) threatened against the Investor that, if adversely determined, could have a material adverse effect on the financial position, operations, business or prospects taken as a whole of the Investor.

(e)           None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will result in a breach of, or require any consent under, the charter or by-laws (or equivalent constitutional documents) of the Investor, or any applicable law or regulation, or any order, writ, injunction or decree of any governmental authority, or any agreement or instrument to which the Investor is a party or by or to which it is bound or subject, or constitute a default under any such agreement or instrument.

(f)           No authorizations, approvals or consents of, and no filings or registrations with, any governmental authority are necessary for the execution, delivery or performance by the Investor of this Agreement or for the validity or enforceability hereof.

(g)           The Investor has received the Offering Circular and first learned of the Issuer in the jurisdiction in which the Investor's address for notices hereunder is located.

(h)           No oral or written representation has been made or furnished to the Investor or its advisers in connection with the transactions described herein that was in any way inconsistent with the information stated herein and in the Offering Circular.

In connection with such request, and in respect of such Notes, the Investor does hereby certify that the Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture and (ii) pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act") and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

In addition, the Investor hereby represents, warrants and covenants for the benefit of the Co-Issuers and its counsel that it is:

(a)	(PLEASE CHECK ONLY ONE)

__X__
a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, who is also a Qualified Purchaser (as defined in the Investment Company Act) or an entity owned exclusively by Qualified Purchasers and is acquiring the Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder; or

__ ___
an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act who is also a Knowledgeable Employee (as defined in Rule 3c-5 of the Investment Company Act) or an entity owned exclusively by Knowledgeable Employees; or

_____
a person that is not a "U.S. person" as defined in Regulation S under the Securities Act and it is acquiring the Notes in reliance on an exemption from registration pursuant to Regulation S and it is acquiring the Notes for its own account or for one or more accounts, each of which is a non-U.S. Person and as to each of which it exercises sole investment discretion; and

(b)
acquiring the Notes for its own account (and not for the account of any other Person) in a minimum denomination of U.S.$100,000 (in the case of the Class B Notes, Class C Notes, Class D Notes, Class E Notes and Class F Notes), U.S. $250,000 (in the case of the Class A Notes and the Class X Notes) and U.S.$25,000 (in the case of the Subordinated Notes), and, in each case, in integral multiples of U.S.$1,000 in excess thereof.

The Investor further represents, warrants and covenants for the benefit of the Co-Issuers as follows:

1.
It understands that the Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Notes have not been and will not be registered under the Securities Act, and, if in the future it decides to offer, resell, pledge or otherwise transfer the Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the legends on such Notes, including the requirement for written certifications.  In particular, it understands that the Notes may be transferred only to a person that is either (a) not a "U.S. person" within the meaning of Regulation S under the Securities, (b) both (i) a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (ii) a "qualified purchaser" within the meaning of Section 3(c)(7) of the Investment Company Act or an entity owned exclusively by "qualified purchasers" or (c) solely in the case of the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Subordinated Notes that, in each case, are issued in certificated form, (i) a "knowledgeable employee" within the meaning of Rule 3c-5 promulgated under the Investment Company Act, or an entity owned exclusively by "knowledgeable employees" that is also (ii) an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act).  It acknowledges that no representation is made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Notes.  It understands that neither of the Co-Issuers has been registered under the Investment Company Act, and that the Co-Issuers are exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act.  It understands and acknowledges that the Issuer has the right, under the Indenture, to compel any beneficial owner of an interest in the Notes that fails to comply with the foregoing requirements to sell its interest in such Notes, or may sell such interest on behalf of such owner.

2.
In connection with its purchase of the Notes:  (i) none of the Co-Issuers, the Placement Agent, the Portfolio Manager, the Designated Successor Manager, the Trustee, the Collateral Administrator or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for it; (ii) it is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Co-Issuers, the Portfolio Manager, the Trustee, the Collateral Administrator, the Placement Agent or any of their respective affiliates other than any statements in the final Offering Circular for such Notes; (iii) it has read and understands the final Offering Circular for such Notes (including, without limitation, the descriptions therein of the structure of the transaction in which the Notes are being issued and the risks to purchasers of the Notes); (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary, and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Placement Agent, the Portfolio Manager, the Designated Successor Manager, the Trustee, the Collateral Administrator or any of their respective affiliates; (v) it was not formed for the purpose of investing in the Notes; (vi) it is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and it is capable of assuming and willing to assume those risks; and (vii) if it is not a U.S. person, it is not acquiring any Note as part of a plan to reduce, avoid or evade U.S. federal income tax.

3.
(i) It is either (A) (1) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act and (2) a "qualified purchaser" for purposes of Section 3(c)(7) of the Investment Company Act or an entity owned exclusively by "qualified purchasers," or (B) solely in the case of the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Subordinated Notes that, in each case, are issued in certificated form, (x) a "knowledgeable employee" (as defined in meaning of Rule 3c-5 of the Investment Company Act), or an entity owned exclusively by "knowledgeable employees" that is also (y) an "accredited investor" or (C) not a "U.S. person" as defined in Regulation S and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (ii) it is acquiring the Notes as principal solely for its own account for investment and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; (iii) it is not a (A) partnership, (B) common trust fund, or (C) special trust, pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants may designate the particular investments to be made; (iv) it agrees that it shall not hold any Notes for the benefit of any other person, that it shall at all times be the sole beneficial owner thereof for purposes of the Investment Company Act and all other purposes and that it shall not sell participation interests in the Notes or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the distributions on the Notes; (v) it is acquiring its interest in the Notes for its own account; and (vi) it will hold and transfer at least the minimum denomination of the Notes and provide notice of the relevant transfer restrictions to subsequent transferees.

4.
In the case of the Secured Notes, it will treat its Secured Notes as debt of the Issuer for United States federal and, to the extent permitted by law, state and local income and franchise tax purposes unless otherwise required by any relevant taxing authority.

5.
In the case of the Subordinated Notes, it will treat its Subordinated Notes as equity of the Issuer for United States federal and, to the extent permitted by law, state and local income and franchise tax purposes unless otherwise required by any relevant taxing authority.

6.
It is __X___ (check if applicable) a "United States person" within the meaning of Section 7701(a)(30) of the Code, and a properly completed and signed IRS Form W-9 (or applicable successor form) is attached hereto; or ______ (check if applicable) not a "United States person" within the meaning of Section 7701(a)(30) of the Code, and a properly completed and signed applicable IRS Form W-8 (or applicable successor form) is attached hereto.  It understands and acknowledges that failure to provide the Issuer or the Trustee with the applicable tax certifications or the failure to meet its Noteholder Reporting Obligations may result in withholding or back-up withholding from payments to it in respect of the Notes.

7.
It will timely furnish the Issuer and its agents any U.S. federal income tax form or certification (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner), Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or any successors to such IRS forms) that the Issuer or its agents may reasonably request, and any documentation, agreements, certification or information that is reasonably requested by the Issuer or its agents (A) to permit the Issuer or its agents to make payments to it without, or at a reduced rate of, deduction or withholding, (B) to enable the Issuer or its agents to qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which the Issuer or its agents receive payments, and (C) to enable the Issuer or its agents to satisfy reporting and other obligations under the Code and Treasury Regulations, and shall update or replace such documentation and information in accordance with its terms or subsequent amendments, and acknowledges that the failure to provide, update or replace any such documentation or information may result in the imposition of withholding or back-up withholding upon payments to such holder.  Amounts withheld pursuant to applicable tax laws will be treated as having been paid to a holder by the Issuer.

8.
It hereby agrees to provide the Issuer and Trustee (i) any information as is necessary (in the sole determination of the Issuer or the Trustee (or any relevant intermediary), as applicable) for the Issuer and the Trustee (or any relevant intermediary) to determine whether it is a specified United States person as defined in Section 1473(3) of the Code (a "specified United States person") or a United States owned foreign entity as described in Section 1471(d)(3) of the Code (a "United States owned foreign entity") and (ii) any additional information that the Issuer or its agent (or any relevant intermediary) requests in connection with FATCA.  If it is a specified United States person or a United States owned foreign entity, it also hereby agrees to (x) provide the Issuer and Trustee (or any relevant intermediary) its name, address, U.S. taxpayer identification number, if it is a United States owned foreign entity, the name, address and taxpayer identification number of each of its "substantial United States owners" (as defined in Section 1473(2) of the Code) and any other information requested by the Issuer or its agent (or any relevant intermediary) upon request and (y) update any such information provided in clause (x) promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required.  It understands and acknowledges that, in the event it fails to provide such information or take such actions, (A) the Issuer is authorized to withhold on "passthru payments" (as defined in the Code) and to withhold on amounts otherwise distributable to any Holder as compensation for any amount withheld from payments to the Issuer or the underlying issuer as a result of such failure, and (B) notwithstanding anything to the contrary, to the extent necessary to avoid an adverse effect on the Issuer or any Holder of Notes as a result of such failure, the Issuer will have the right to compel the Holder to sell its Notes or, if the Holder does not sell its Notes within 10 Business Days after notice from the Issuer or an authorized delegate acting on its behalf, to sell such Notes at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account any taxes incurred by the Issuer in connection with such sale) to the Holder as payment in full for such Notes (subject to the indemnity described in the Indenture).  The Issuer may also assign all or a portion of each such Note a separate CUSIP number or numbers in the Issuer's sole discretion.  It understands and acknowledges that the Issuer (or its agents (or any relevant intermediary) on its behalf may provide such information and any other information concerning its investment in the Notes to the IRS.

9.
If it is not a "United States person" (as defined in Section 7701(a)(30) of the Code) and is a purchaser or transferee of a Note, it either: (A) is not a bank (within the meaning of Section 881(c)(3)(A) of the Code); (B) if a bank (within the meaning of Section 881(c)(3)(A) of the Code), after giving effect to its purchase of Notes, (x) will not directly or indirectly own more than 33-1/3%, by number or value, of the aggregate of the Notes within such Class and any other Notes subordinated to such Notes, and will not otherwise be related to the Issuer (within the meaning of section 267(b) of the Code) and (y) has not purchased the Notes in whole or in part to avoid any U.S. federal tax liability (including, without limitation, any U.S. withholding tax that would be imposed on the Notes with respect to the Collateral Obligations if held directly by the holder); (C) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with the conduct of a trade or business in the United States; or (D) is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S.-source interest not attributable to a permanent establishment in the United States and the Issuer is treated as a fiscally transparent entity (as defined in Treasury regulations section 1.894-1(d)(3)(iii)) under the laws of beneficial owner's jurisdiction with respect to payments made on the Collateral Obligations held by the Issuer.

10.
It acknowledges and agrees that all of the assurances given by it in certifications required by the Indenture at Annex A-1 of the Offering Circular as to its status under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or as to its status as an Affected Bank are correct and are for the benefit of the Issuer, the Trustee, the Placement Agent and the Portfolio Manager.  It agrees and acknowledges that none of Issuer or the Trustee will recognize any transfer of the Class E Notes, the Class F Notes, the Subordinated Notes or the Reinvesting Holder Notes if such transfer may result in 25% or more of the value of the relevant Class of ERISA Restricted Notes being held by Benefit Plan Investors, as defined in Section 3(42) of ERISA and determined for purposes of the Department of Labor Regulations under ERISA.  It further agrees and acknowledges that no purchase or transfer of a Class E Note, Class F Note or Regulation S Global Subordinated Note to a Benefit Plan Investor or a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Issuer or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of any such person will be permitted.  For this purpose, an "affiliate" of a person includes any person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the person, and "control" with respect to a person other than an individual means the power to exercise a controlling influence over the management or policies of such person and will be effective and the Trustee will not recognize any such transfer.  It further agrees and acknowledges that the Issuer has the right, under the Indenture, to compel any beneficial owner of a Class E Notes, Class F Note, Subordinated Note or Reinvesting Holder Note who has made or has been deemed to make a Benefit Plan Investor, Controlling Person or Similar Law representation that is subsequently shown to be false or misleading or whose ownership otherwise causes a violation of the 25% Limitation to sell its interest in the Class E Note, Class F Note, Subordinated Note or Reinvesting Holder Note, or may sell such interest on behalf of such owner.

11.
It hereby represents and warrants that it is not an Affected Bank and it agrees and acknowledges that no transfer of a Note to an Affected Bank will be effective and the Trustee will not recognize any such transfer, unless such transfer is specifically authorized by the Issuer in writing; provided that the Issuer shall authorize any such transfer if (x) such transfer would not cause an Affected Bank, directly or in conjunction with its affiliates, to own more than 33-1/3% of the aggregate outstanding principal amount of any Class of Notes or (y) the transferor is an Affected Bank previously approved by the Issuer.  An "Affected Bank" is a "bank" for purposes of Section 881 of the Code or an entity affiliated with such bank that is neither (x) a United States person (within the meaning of Section 7701(a)(30) of the Code) nor (y) entitled to the benefits of an income tax treaty with the United States under which withholding taxes on interest payments made by obligors resident in the United States to such bank are reduced to 0%.

12.
It acknowledges and agrees that all of the assurances given by it in certifications required by the Indenture as to its status under ERISA or as to its status as an Affected Bank are correct and are for the benefit of the Issuer, the Trustee, the Placement Agent and the Portfolio Manager.  It agrees and acknowledges that none of Issuer or the Trustee will recognize any transfer of the Subordinated Notes if such transfer may result in 25% or more of the value of the Subordinated Notes being held by Benefit Plan Investors, as defined in Section 3(42) of ERISA.  For purposes of making the 25% determination, the value of any equity interests held by a Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of any such Person (each, a "Controlling Person"), is disregarded.  An "affiliate" of a Person includes any Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the Person, and "control" with respect to a Person other than an individual means the power to exercise a controlling influence over the management or policies of such Person.  It further agrees and acknowledges that the Issuer has the right, under the Indenture, to compel any beneficial owner of a Subordinated Note who has made or has been deemed to make a prohibited transaction, Benefit Plan Investor, Controlling Person, Similar Law or Other Plan Law representation that is subsequently shown to be false or misleading or whose ownership otherwise causes a violation of the 25% Limitation to sell its interest in the Subordinated Note, or may sell such interest on behalf of such owner.

13.
It will provide the Issuer and its authorized delegates with any correct, complete and accurate information that may be required for the Issuer to achieve FATCA Compliance and will take any other actions necessary for the Issuer to achieve FATCA Compliance and, in the event it fails to provide such information or take such actions, (A) the Issuer is authorized to withhold amounts otherwise distributable to it as compensation for any amount withheld from payments to the Issuer or the underlying issuer as a result of such failure, and (B) to the extent necessary to avoid an adverse effect on the Issuer or any other holder of Notes as a result of such failure, the Issuer will have the right to compel it to sell its Notes or, if it does not sell its Notes within 10 business days after notice from the Issuer, to sell such Notes at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account any taxes incurred by the Issuer in connection with such sale) to it as payment in full for such Notes.  The Issuer may also assign each such Note a separate CUSIP or CUSIPs in the Issuer's sole discretion.  "FATCA Compliance" means compliance with Sections 1471 through 1474 of the Code and any related provisions of law, court decisions or administrative guidance promulgated or agreements entered into in respect thereof (including, if applicable, the Issuer entering into or complying with an agreement with the U.S. Internal Revenue Service contemplated by Section 1471(b) of the Code), in each case as necessary so that no tax or other withholding will be imposed thereunder in respect of payments to or for the benefit of the Issuer.

14.
It agrees not to seek to commence in respect of the Issuer, the Co-Issuer or any Blocker Subsidiary, or cause the Issuer, the Co-Issuer or any Blocker Subsidiary to commence, a bankruptcy proceeding before a year and a day has elapsed since the payment in full to the holders of the Notes (and any other debt obligations of the Issuer that have been rated upon issuance by any rating agency at the request of the Issuer) issued pursuant to the Indenture or, if longer, the applicable preference period then in effect, plus one day.

15.
To the extent required by the Issuer, as determined by the Issuer or the Portfolio Manager on behalf of the Issuer, the Issuer may (without the consent of or any action on the part of any Person), upon notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

16.
It represents and warrants that __X___ (check if applicable) upon acquisition by it of the Notes, the Notes will constitute Portfolio Manager Securities; or ______ (check if applicable) upon acquisition by it of the Notes, the Notes will not constitute Portfolio Manager Securities.

17.
It acknowledges and agrees that the obligations of the Issuer under the Notes and the Indenture are limited recourse obligations of the Issuer payable solely from the Assets and following realization of the Assets, and application of the proceeds thereof in accordance with the Indenture, all obligations of and any claims against the Issuer under the Indenture or in connection with the Indenture after such realization shall be extinguished and shall not thereafter revive.

18.	It acknowledges and agrees that it may transfer Reinvesting Holder Notes only to an Affiliate. If it is a transferee of Reinvesting Holder Notes, it is an Affiliate of the transferor.

19.	It represents and warrants that it is not a member of the public in the Cayman Islands.

20.	It understands that the Issuer, the Trustee and the Placement Agent will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

21.           This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

[Signature page follows.]

Name of Investor: JMP Credit Corporation
Dated: 4/25/13

/s/ Joseph A.Jolson______________________________________
By:
Name: Joseph A. Jolson
Title: CEO JMP Group

Outstanding principal amount of Subordinated Notes: U.S. $17,325,000

Purchase Price (100% of par) for Subordinated Notes

Taxpayer identification number: 364652930

Address for notices:	Wire transfer information for payments:
3440 Preston Ridge Rd, Suite 350	Bank: City National Bank
Alpharetta, GA 30005	Address: San Francisco, CA
Bank ABA#: ###-##-####
Account #: ###-###-###
Telephone: 678-368-4157	FAO: JMP Group LLC.
Facsimile: 678-366-0363	Attention:
Attention: Renee Lefebvre

Denominations of certificates (if more than one): 1 Subordinated Note Certificate for $17,325,000

Registered name: JMP Credit Corporation

cc:	JMP Credit Advisors CLO II Ltd.
c/o Appleby Trust (Cayman) Ltd.
Clifton House, 75 Fort Street, P.O. Box 1350
Grand Cayman KY1-1108, Cayman Islands
Attention: The Directors

ACCEPTED AND AGREED

JMP CREDIT ADVISORS CLO II LTD.

By: /s/ Richard McMillan______________________________________
Name: Richard McMillan
Title: Director

ANNEX A

INTERNAL REVENUE SERVICE FORM

[Investor to attach.]